AMENDED AND RESTATED
                                 CODE OF ETHICS
                                       OF
                               THIRD AVENUE TRUST
                       THIRD AVENUE VARIABLE SERIES TRUST
                                       AND
                               EQSF ADVISERS, INC.

This Code of Ethics ("Code") establishes rules of conduct for persons who are associated with Third Avenue Trust and Third Avenue Variable Series Trust, each a registered investment company (each a "Trust" and, collectively, the "Trusts") and each series of each Trust (each a "Fund" and, collectively, the "Funds") and EQSF Advisers, Inc., a registered investment adviser (the "Adviser"), that provides investment advisory services to the Funds (collectively, the "Companies").

The basic rule is very simple, put the Funds shareholders' interests first. The rest of the rules elaborate this principle. Some of the rules are imposed specifically by law. For example, the laws that govern investment advisers specifically prohibit fraudulent activity, making statements that are not true or that are misleading or omit something that is significant in the context and engaging in manipulative practices. These are general words, of course, and over the years the courts, the regulators and investment advisers have interpreted these words and established codes of conduct for their employees and others who have access to their investment decisions and trading activities. Indeed, the rules obligate investment advisers to adopt written rules that are reasonably designed to prevent the illegal activities described above and to follow procedures that will enable them to prevent such activities.

This Code is intended to assist the Companies in fulfilling their obligations under the law. The first part lays out who the Code applies to, the second part deals with personal investment activities, the third part deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

The Code is very important to the Companies and their employees. Violations can not only cause the Companies embarrassment, loss of business, legal restrictions, fines and other punishments but for employees can lead to demotion, suspension, firing, ejection from the securities business and very large fines.

                                       1
                                                             Code of Ethics 9/99

I.       APPLICABILITY

         (A)  The Code applies to each of the following:

              1. Third Avenue Value Tust and Third Avenue Variable Series Trust (each a "Trust" and, collectively, the "Trusts"), each series of each Trust (each a "Fund" and, collectively, the "Funds"), and EQSF Advisers, Inc. (the "Adviser") and all entities that are under common management with the Companies ("Affiliates"). A listing of the Affiliates is attached as Exhibit A.

              2. Any officer, director, trustee or employee of the Companies or Affiliates whose job regularly involves him in the investment process of the Companies. This includes the formulation and making of investment recommendations and decisions, the purchase and sale of securities for clients and the utilization of information about investment recommendations, decisions and trades. Due to the manner in which the Companies and Affiliates conduct their business, every employee should assume that he is subject to the Code unless the Compliance Officer specifies otherwise.

              3. With respect to the Companies and Affiliates, any natural person who controls any of the Companies or Affiliates and who obtains information regarding the Companies' investment recommendations or decisions. However, a person whose control arises only as a result of his official position with such entity is excluded. Disinterested trustees of a Fund, for example, are excluded from coverage under this item.

              4. With respect to the Companies, any trustee, director, officer, or person performing a similar function even if he has no knowledge of and is not involved in the investment process. Disinterested trustees of a Fund are covered under this item.

              5. As an exception, the Code does not apply to any director, officer or employee of the Companies' affiliated broker-dealer, M.J. Whitman, Inc., whose duties do not involve the formulation or making of investment recommendations or decisions or the execution of portfolio transactions. These individuals are covered by the code of ethics or supervisory procedures adopted by such entity.



                                       2
                                                             Code of Ethics 9/99

         (B)  DEFINITIONS

              1. ACCESS PERSONS. The Companies, the Affiliates and the persons described in items (A) 2 and (A) those excluded by item (A) 5 above.

              2. ACCESS PERSONS ACCOUNT. Includes all advisory, brokerage, trust or other accounts or forms of direct beneficial ownership in which one or more Access Persons and/or one or more members of an Access Person's immediate family have a substantial proportionate economic interest. Immediate family includes an Access Person's spouse and minor children living with the Access Person. A substantial proportionate economic interest will generally be 10% of the equity in the account, in the case of an account in which only one Access Person has an interest and 25% of the equity in the account, in the case of an account in which more than one Access Person has an interest, whichever is first applicable. Investment partnerships and similar indirect means of ownership other than registered open-end investment companies are also treated as accounts.

                  As an exception, accounts in which one or more Access Persons and/or their immediate family have a substantial proportionate interest which are maintained with persons who have no affiliation with the Companies and with respect to which no Access Person has, in the judgment of the Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process are not Access Person Accounts.

              3. ASSOCIATE PORTFOLIO MANAGERS. Access Persons who are engaged in securities research and analysis for the Companies or are responsible for investment recommendations for other clients but who are not principally responsible for investment decisions with respect to any client accounts.

              4.  PORTFOLIO   MANAGERS.   Access  Persons  who  are  principally
                  responsible for investment decisions with respect to any client account.

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                                                             Code of Ethics 9/99

              5. COMPANIES. Third Avenue Trust, Third Avenue Variable Series Trust, each series of each Trust, and EQSF Advisers, Inc.

         (B)  DEFINITIONS CONTINUED

              6. COMPLIANCE OFFICER. The persons designated as the compliance officer(s) of the Companies.

              7. COVERED PERSONS. The Companies, the Access Persons and the persons described in item (A) 4.

              8. SECURITY. Any financial instrument treated as a security for investment purposes and any related instrument such as a futures, forward or swap contract entered into with respect to one or more securities, a basket of or an index of securities or components of securities. However, the term security does not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, or shares of registered open-end investment companies.

II.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

         (A)  BASIC RESTRICTION ON INVESTING ACTIVITIES

              If a purchase or sale order is pending or under active consideration by the Adviser, neither the same Security nor any related Security (such as an option, warrant or convertible security) may be bought or sold for any Access Person Account.

         (B)  INITIAL PUBLIC OFFERINGS

              No Security or related Security may be acquired in an initial public offering for any Access Person Account.

         (C)  BLACKOUT PERIOD

              No Security or related Security may be bought or sold for the account of any Portfolio Manager or Associate Portfolio Manager during the period commencing seven (7) days prior to and ending seven (7) calendar days after the purchase or sale (or entry of any order for the purchase or sale) of that Security or any related Security for the account of any client with respect to which such person has been designated a Portfolio Manager or Associate Portfolio Manager.


                                       4
                                                             Code of Ethics 9/99

II.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES CONTINUED

         (D)  EXEMPT TRANSACTIONS

              Participation on an ongoing basis in an issuer's dividend reinvestment or stock purchase plan, participation in any transaction over which no Access Person had any direct or indirect influence or control and involuntary transactions (such as mergers, inheritances, gifts, etc.) are exempt from the restrictions set forth in paragraphs (A) and (C) above without case by case preclearance under paragraph (G) below.

         (E)  PERMITTED EXCEPTIONS

              Purchases and sales of the following Securities for Access Person Accounts are exempt from the restrictions set forth in paragraphs A, C and D above if such purchases and sales comply with the pre clearance requirements of paragraph (F) below:

              1.  Non-convertible fixed income Securities rated at least "A";

              2. Equity Securities of a class having a market capitalization in excess of $1 billion;

              3. Equity Securities of a class having a market capitalization in excess of $500 million if the transaction in question and the aggregate amount of such Securities and any related Securities purchased and sold for the Access Person Account in question during the preceding 60 days does not exceed 100 shares;

              4. Municipal Securities; and

              5. Securities transactions effected for federal, state or local income tax purposes that are identified to the Compliance Officer at the time as being effected for such purpose.

              In addition, the exercise of rights that were received pro rata with other security holders is exempt if the pre clearance procedures are satisfied.

         (F)  PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

              1. EXCEPT AS SET FORTH IN PARAGRAPH (F) 2. BELOW, no Security may be bought or sold for an Access Person Account unless; (i) the Access Person obtains prior approval from the Compliance Officer


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                                                             Code of Ethics 9/99

         II.  RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES CONTINUED

              or, in the absence of the Compliance Officer, from the general counsel of the Fund; (ii) the approved transaction is completed on the same day approval is received; and (iii) Mr. Whitman, the Compliance Officer or the Fund's general counsel does not rescind such approval prior to execution of the transaction (See paragraph H below for details of the Pre-Clearance Process.)

              2. Notwithstanding the foregoing, if the transaction is being executed through M.J. Whitman, Inc., on the basis of the head trader's assessment that the security is either not currently in the Fund's portfolio or the Fund has no current interest in the acquisition of the security and there is no current interest in the sale of the security, prior approval will be deemed to have been obtained subject to the authority of the Compliance Department to rescind such transaction for any reason.

         (G)  PRIVATE PLACEMENTS

              The Compliance Officer will not approve purchases or sales of Securities that are not publicly traded, unless the Access Person provides full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person's activities on behalf of a Fund or Adviser) and the Compliance Officer concludes, after consultation with one or more of the relevant Portfolio Managers, that the Fund would have no foreseeable interest in investing in such Security or any related Security.

         (H)  PRE-CLEARANCE PROCESS

              1. EXCEPT AS SET FORTH IN PARAGRAPH (F) ABOVE, no Securities may be purchased or sold for any Access Person Account unless the particular transaction has been approved in writing by the Compliance Officer. The Compliance Department shall review weekly to the extent practicable and in any event not less often than monthly, reports from the trading desk (or, if applicable, confirmations from brokers) to assure that all transactions effected for Access Person Accounts are effected in compliance with this Code.

              2. No Securities may be purchased or sold for any Access Person Account other than through the trading desk of the


                                       6
                                                             Code of Ethics 9/99

 II.   RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES CONTINUED

              Adviser's affiliated broker-dealer, M.J. Whitman, Inc., (MJW) unless express permission is granted by the Compliance Officer of MJW and filed with the Companies. Access Persons granted permission to maintain trading accounts with outside broker-dealers must arrange for the mailing of duplicate copies of confirmations of all personal Securities transactions and copies of periodic statements for all such accounts.

              3. A Trading Approval Form, attached as Exhibit B, must be completed and submitted to the Compliance Officer for approval prior to entry of an order.

              4. After reviewing the proposed trade, the level of potential investment interest on behalf of a Fund in the Security in question and any trading restrictions currently in effect on the Security by a Fund and/or MJW, the Fund's Portfolio Manager and the Compliance Officer shall approve (or disapprove) a trading order on behalf of an Access Person as expeditiously as possible. They will generally approve transactions described in paragraph
              (E) above unless the Security in question or a related security is on the Restricted List or they believe for any other reason that the Access Person Account should not trade in such Security at such time.

              5. Once an Access Person's Trading Approval Form is approved, the form must be forwarded to the trading desk (or, if a third party broker is permitted, to the Compliance Officer) for execution on the same day. If the Access Person's trading order request is not approved, or is not executed on the same day it is approved, the clearance lapses although such trading order request may be resubmitted at a later date.

              6. In the absence of the Portfolio Manager and Compliance Officer, an Access Person may submit his Trading Approval Form to the Companies' general counsel. Trading approval for the Compliance Officer must be obtained from the Companies' general counsel. In no case will the Trading Desk accept an order for an Access Person Account unless it is accompanied by a signed Trading Approval Form.

              7. The Compliance Officer shall review all Trading Approval Forms, all initial, quarterly and annual disclosure certifications and

                                       7
                                                             Code of Ethics 9/99
              all trading activities of the Fund and with a view to ensure that all Covered Persons are complying with the spirit as well as the detailed requirements of this Code.


III.     OTHER INVESTMENT-RELATED RESTRICTIONS

         (A)  GIFTS

              No Access Person shall accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of a Fund or Adviser.

         (B)  SERVICE AS A DIRECTOR

              No Access Person shall commence service on the Board of Directors of a publicly traded company or any company in which the Fund has an interest without prior authorization from the Compliance Committee based upon a determination that the Board service would not be inconsistent with the interest of the Funds. The Compliance Committee shall include the Compliance Officer, general counsel of the Companies and at least two of the senior executives of the Trust and/or Adviser.

IV.      REPORT AND ADDITIONAL COMPLIANCE PROCEDURES

         (A) Every Covered Person, including disinterested trustees of the Funds, must submit a report (a form of which is attached as Exhibit C) containing the information set forth in paragraph (B) below with respect to transactions in any Security in which such Covered Person has or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Exhibit D) in the Security; PROVIDED, HOWEVER, that:

              1. a Covered Person who is required to make reports only because he is a trustee of a Fund and who is a "disinterested"
                  director thereof need not make a report with respect to any transactions other than those where he knew or should have known in the course of his duties as a trustee that a Fund has made or is considering making a purchase or sale of the same or a related Security within 15 days before or after the purchase or sale of such Security or related Security by such trustee.
                                        8
                                                             Code of Ethics 9/99

IV.      REPORT AND ADDITIONAL COMPLIANCE PROCEDURES CONTINUED

              2. a Covered Person need not make a report with respect to any transaction effected for any account over which such person does not have any direct or indirect influence or control; and

              3.  a Covered  Person  will be deemed to have  complied  with this
                  Article IV insofar as the Compliance Officer receives in a timely fashion duplicate monthly or quarterly brokerage statements or transaction confirmation on which all transactions required to be reported thereunder are described.

         (B) A Covered Person must submit the report required by this Article IV to the Compliance Officer no later than 10 days after the end of the calendar quarter in with the transaction to which the report relates was effected. A report must contain the following information:

              1. The date of the transaction, the title and number of shares and the principal amount of each Security involved:

              2. The nature of the transactions (i.e., purchase, sale or any other type of acquisition or disposition);

              3.  The price at which the transaction was effected; and

              4. The name of the broker, dealer or bank with or through whom the transaction was effected.

         (C)  Any  report  submitted  to comply  with the  requirements  of this
              Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

         (D) Upon commencement of employment with the Companies or Affiliates, each Access Person shall be required to disclose all current personal Securities holdings contained in any Access Person Account in which such Access Person has an interest.

                                       9
                                                             Code of Ethics 9/99

         (E) Annually each Covered Person must certify that he has read and understood the Code and recognizes that he is subject to such Code. In addition, annually each Covered Person must certify that he has disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code and that he is not subject to any regulatory disability. The form of Such certification is attached as Exhibit E.














                                       10
                                                             Code of Ethics 9/99

IV.      REPORT AND ADDITIONAL COMPLIANCE PROCEDURES CONTINUED

         (F) At least annually (or quarterly in the case of Items 3 and 4 below), the Adviser shall report to the Board of Trustees:

              1.  All existing  procedures  concerning Covered Persons' personal
                  trading   activities  and  reporting   requirements   and  any
                  procedural changes made during the past year;

              2.  Any recommended changes to this Code or procedures;

              3. A summary of any violations of this Code which occurred during the past quarter and the nature of any remedial action taken; and

              4. Any exceptions to any provision of this Code of Ethics as determined under Article VI below.

    V.        SANCTIONS

              Upon discovering that a Covered Person has not complied with the requirements of this Code, the Compliance Committee may impose on such person whatever sanctions the Board deems appropriate, including, among other things, disgorgement of profit, censure, suspension or termination of employment. Material violations of the requirements of this Code by Access Persons and any sanctions imposed in connection therewith shall be reported not less frequently than quarterly to the Board of Trustees of the Fund.

   VI.        EXCEPTIONS

              The Compliance Committee of the Funds reserves the right to decide, on a case-by case basis, exceptions to any provision under this Code. Any exceptions made hereunder will be maintained in writing by the Compliance Committee and presented to the applicable Fund's Board of Trustees at their next scheduled meeting of the Board.

  VII.        PRESERVATION OF DOCUMENTS

              This Code, a copy of each report by a Covered Person, any written report made hereunder by a Fund, Adviser or Compliance Officer, and lists of all persons require to make reports, shall be preserved with the records of the Fund for the period required by Rule 17j-1.

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                                                             Code of Ethics 9/99

 VIII.        OTHER LAWS, RULES AND STATEMENTS OF POLICY

              Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by a Trust, a Fund, Adviser or Affiliates.

   IX.        FURTHER INFORMATION

              If any person has any question with regard to the applicability of the provisions of this Code or with regard to any Securities transaction or transactions, they should consult the Compliance Officer.
















                                      12
                                                             Code of Ethics 9/99

                                                                      EXHIBIT A

                                   AFFILIATES

         o Danielson Holding Corporation, a holding company

         o M.J. Whitman Holding Corp., (a holding company) and subsidiaries,

                  o M.J. Whitman, Inc.
                  o M.J. Whitman Advisers, Inc.
                  o M.J. Whitman Senior Debt Corp.
                  o M.J. Whitman Pilot Fish Opportunity Fund, Inc.

         o M.J. Whitman Pilot Fish Opportunity Fund, L.P.

         o M.J. Whitman Structured Finance Fund, L.P.

         o M.J. Whitman Structured Finance Manager, LLC

         o Aggressive Conservative Investment Fund, L.P.

         o M.J. Whitman Management, LLC

         o Martin J. Whitman & Co., Inc., a private investment company










                                      13
                                                             Code of Ethics 9/99

                                                                       EXHIBIT B

                       PRE-CLEARANCE TRADING APPROVAL FORM

         I,                                                                    ,
            --------------------------------------------------------------------
am an Access Person and seek pre-clearance to engage in the transaction described below for the benefit of myself or another Access Person:

         [ ] Acquisition   or   [ ]  Disposition (check one)

Name of Account:
                           -----------------------------------------------------

Account Number:
                           -----------------------------------------------------

Date of Request:
                           -----------------------------------------------------

Security:
                              --------------------------------------------------

Amount (or # of) Shares:
                           -----------------------------------------------------

Broker:
                           -----------------------------------------------------

         If the transaction involves a Security that is not publicly traded, provide (on the reverse side of this form) a description of the proposed transaction, source of investment opportunity and any potential conflicts of interest:

                  I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Code of Ethics and that the opportunity to engage in the transaction did not arise by virtue of my activities of behalf of a Fund or Adviser.

         Signature:
                                    --------------------------------------------

         [ ]  APPROVED    OR     [ ]  DISAPPROVED
                      (check one)
         DATE OF APPROVAL:
                                    -----------------------

         SIGNATURE:
                                   ---------------------------------------------
         PRINT NAME:





                                      14
                                                             Code of Ethics 9/99

                                                                       EXHIBIT C

                               TRANSACTION REPORT
                                   PAGE 1 OF 2


Report Submitted by:
                           -----------------------------------------------------
                                            Print your name


                  This transaction report ( the "Report") is submitted pursuant to Section IV (B) of the Code of Ethics of the Companies and supplies information with respect to transactions in any Security in which you may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest for the period specified below.

                  Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

                  If you have no reportable transactions, sign and return this page only. If you have reportable transaction, completed, sign and return page 2 and any attachments.

 ................................................................................


                  I HAD NO REPORTABLE SECURITIES TRANSACTIONS DURING THE PERIOD ___________, 199 THROUGH ___________, 199__. I CERTIFY THAT I AM FULLY
      FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

         Signature:
                        --------------------------------------------------------

         Position:
                        --------------------------------------------------------

         Date:
                        --------------------------------------------------------






                                      15
                                                             Code of Ethics 9/99

                                                                       EXHIBIT C

                               TRANSACTION REPORT
                                   PAGE 2 OF 2

Report Submitted by:
                           -----------------------------------------------------
                                            Print your name

                  The  following  table  supplies  the  information  required by
Section IV (B) of the Code of Ethics for the period specified below. Transactions reported on brokerage statements or duplicate confirmations actually received by the Compliance Officer do not have to be listed although it is your responsibility to make sure that such statements or confirmations are completed and have been received in a timely fashion.














                                      16
                                                             Code of Ethics 9/99

                  To the extent specified above, I hereby disclaim beneficial ownership of any security listed in this Report or in brokerage statements or transaction confirmations provided by you.

 ................................................................................


                  I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF __________________, 199____ THROUGH __ , 199__.

         Signature:
                         -------------------------------------------------------

         Position:
                         -------------------------------------------------------

         Date:
                         -------------------------------------------------------









                                      17
                                                             Code of Ethics 9/99

                                                                       EXHIBIT D

                              BENEFICIAL OWNERSHIP

         For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determine whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by other (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledges, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale of voting of such securities, and securities owned by any corporation or similar entry in which he owns securities if the shareholder is a controlling shareholder of the entity and has or shares investment control over the entity's portfolio.

         Ordinarily, this term would not include securities held by executors or administrators in estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

         Securities held in the name of another should be considered as "beneficially" owned by a Covered Person where such person enjoys "financial benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent of special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, E.G., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

         A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, he obtains therefrom financial benefits substantially equivalent to those of ownership.

         A Covered Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.



                                     18
                                                             Code of Ethics 9/99

                                                                       EXHIBIT E

                   ANNUAL CERTIFICATION OF CODE OF ETHICS

A.                 I  (a Covered  Person)  hereby  certify  that I have read and understood the Code of Ethics and recognize that I am subject to its provisions. In addition, I hereby certify that I have disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics;

B.                 Within the last ten years  there have been no  complaints  or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance, securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country.

C.                 I have not within the  last ten years  been  convicted  of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor.

D.                 I have  not been denied  permission or otherwise  enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.

              Print Name:
                                    --------------------------------------------

              Signature:
                                    --------------------------------------------

              Date:
                                    --------------------------------------------



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                                                             Code of Ethics 9/99